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                                                                  EXHIBIT 99.j


                           GENERAL SECURITY AGREEMENT

         1. THE COLLATERAL. For value received, WILLIAM F. FARLEY (the "Debtor") hereby pledges, assigns and grants to NATIONSBANK OF FLORIDA, N.A., a national banking corporation (the "Secured Party"), with full recourse to Debtor and subject to the provisions of this Agreement, a security interest in the following described personal property (the "Collateral"):

                 (a)      The following described Securities (as defined below):

                 800,000 shares of Class "B" common stock of Fruit of the Loom, Inc., as evidenced by Certificate No. B130

                 (b) All General Intangibles, rights, powers, privileges and preferences pertaining or incidental to any Securities pledged and assigned hereunder from time to time, and any interest, stock rights, rights to subscribe, cash distributions, dividends, stock dividends, dividends paid in stock, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which Debtor may become entitled by reason of the ownership of any Securities pledged and assigned hereunder from time to time.

                 (c) All Proceeds and profits of any Collateral, all increases and additions to any Collateral and all replacements and substitutions for any Collateral, including without limitation any proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any Collateral, any awards or payments due or payable in connection with any requisition, confiscation, seizure or forfeiture of any Collateral by any person acting under governmental authority or color thereof, and any damages or other amounts payable to Debtor in connection with any lawsuit regarding any of the Collateral.

                 (d) All monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes and other property of every kind (whether tangible or intangible) now owned or hereafter acquired by Debtor and at any time in the actual or constructive possession of (or in transit to) Secured Party or its correspondents or agents in any capacity or for any purpose.

         2. THE OBLIGATIONS. The Collateral secures and will secure the prompt and unconditional payment of the "Obligations." As used in this Agreement, the term "Obligations" means all amounts of any nature whatsoever now or hereafter owing in respect of all loans and extensions of credit made by Secured Party to Debtor or any other Obligor (as defined in paragraph 3 below) from time to time
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and all renewals and extensions thereof, all other obligations, indebtedness and liabilities of any nature whatsoever of Debtor or any other Obligor to Secured Party, and all claims of Secured Party against Debtor or any other Obligor of any kind or description, whether now existing or hereafter incurred or created, whether arising under this Agreement or otherwise, whether voluntary or involuntary, contractual or tortious, liquidated or unliquidated, direct or indirect, absolute or contingent, secured or unsecured, due or to become due, howsoever evidenced and whether incurred directly to Secured Party or acquired by Secured Party by assignment or otherwise, including without limitation those arising under or in connection with that certain Secured Revolving Promissory Note of even date herewith (the "Note"), in the original amount of $26,000,000.00, made by Debtor to Secured Party.

         3. CERTAIN DEFINITIONS. For purposes of this Agreement, unless Debtor shall have otherwise agreed in writing, the Obligations shall not include any "consumer credit" subject to the disclosure requirements of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) or any regulations promulgated thereunder. As used in this Agreement: (a) the term "Obligors" means Debtor as well as all endorsers, sureties, guarantors, accommodation parties and any other persons liable or to become liable directly or indirectly with respect to the Obligations (expressly excluding Fruit of the Loom, Inc., as issuer of the Securities); (b) the term "Securities" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "security," or any warrant or right to subscribe to or purchase any of the foregoing; (c) the term "issuer" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest; (d) the term "Loan Documents" means this Agreement and all promissory notes, loan agreements, credit agreements, guaranties, mortgages, security agreements, assignments, contracts, indemnity agreements and other instruments or writings executed by any Obligor in favor of Secured Party in connection with the Obligations; and
(e) the term "organic documents" means the issuer's articles of incorporation and by-laws, memorandum of association and articles of association, or comparable documents. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor acknowledges and agrees that Secured Party is relying on the representations and warranties and covenants in this Agreement and all other Loan Documents as a condition precedent to the extension(s) of credit secured hereby, and that all such representations and warranties and covenants shall survive the execution and delivery of this Agreement, the extension(s) of credit and any bankruptcy,


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insolvency or similar proceedings. Debtor hereby represents and warrants to
Secured Party and covenants for the benefit of Secured Party as follows:

                 (a) Debtor is (and with respect to all Collateral acquired hereafter, shall be) the sole legal and equitable owner of the Collateral free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person except for the security interest created hereby. Debtor has the unqualified right and power to grant a security interest in the Collateral without the consent of any person (other than any person whose written consent has been duly obtained, a true and correct copy of such consent having been delivered to Secured Party), and Debtor shall at Debtor's expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. Debtor shall not create, grant nor suffer to exist any pledge, security interest, lien, levy, garnishment, attachment, charge or encumbrance upon any of the Collateral (except in favor of Secured Party) and shall at all times keep the Collateral free from the same.

                 (b) All Securities pledged and assigned hereunder are (and with respect to all Collateral acquired hereafter, shall be) duly authorized and validly issued, fully paid and nonassessable, authentic, genuine, unaltered and not stolen or forged or counterfeit, and in all respects what they purport to be. Except as otherwise disclosed in writing to Secured Party simultaneously with or prior to the execution of this Agreement, the Collateral is freely tradeable and assignable and is not subject to any restrictions on transfer or resale or other disposition in any manner.

                 (c) To the best of Debtor's knowledge after due inquiry and investigation, each issuer of Securities pledged and assigned hereunder is a duly-organized and validly existing legal entity in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in those jurisdictions where the nature of its business requires it to be so qualified, and has the necessary legal power and authority to own its property and assets and to transact the business in which it is engaged; provided that no violation of the foregoing shall be deemed a default hereunder unless the same shall cause a material, adverse change in the financial condition of the Debtor or the value of the Collateral.

                 (d) Debtor shall deliver to Secured Party, prior to any funding of the amounts evidenced by the Note, all stock certificates, bonds, debentures, warrants, or other Instruments or writings evidencing any Securities pledged and

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         assigned under this Agreement (and Debtor shall promptly deliver the same with respect to all certificated Securities pledged and assigned to Secured Party hereafter), together with duly executed stock powers in blank and all other assignments or endorsements requested by Secured Party. With respect to any uncertificated Securities pledged and assigned hereunder, Debtor has caused Secured Party to be registered as the transferee thereof on the books of the custodian bank, clearing corporation, brokerage house or issuer, as may have been requested by Secured Party (and Debtor shall promptly cause such registration with respect to all uncertificated Securities pledged and assigned to Secured Party hereafter).

                 (e) If new or additional Securities are issued to Debtor (as a stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or merger, acquisition or consolidation of any such issuer, or otherwise (except any stock dividend)) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other Instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Secured Party, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause Secured Party to be registered as the transferee thereof on the books of the custodian bank, clearing corporation, brokerage house or issuer, as may be requested by Secured Party.

                 (f) At any time that Debtor is in default hereunder, unless otherwise agreed in writing by Secured Party, Debtor shall deliver to Secured Party, to be applied against the Obligations, whether or not matured, in any manner deemed appropriate by Secured Party, any dividends, interest payments or other monies payable at any time in respect of any Security, promptly upon Debtor's receipt thereof and in the form received. Pending such delivery, Debtor shall hold such sums in trust for Secured Party and shall not commingle the same with Debtor's other funds. If any such dividend, interest payment or other monies shall be evidenced by a check, draft or other Instrument, Debtor shall endorse the same to the order of Secured Party immediately upon receipt and promptly deliver it to Secured Party, to be applied against the Obligations, whether or not matured, in any manner deemed appropriate by Secured Party.

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                 (g)      Debtor's chief place of business is: 233 South Wacker
         Drive, Chicago, Illinois 60606. Without obtaining Secured Party's prior written consent, Debtor shall not change Debtor's chief place of business or the office(s) where Debtor's books, papers and records concerning the Collateral are kept, nor change Debtor's name, identity or corporate structure, nor do business under any fictitious or assumed name.

                 (h) Without the prior written consent of Secured Party, Debtor shall not sell, transfer, assign, convey or otherwise dispose of any interest in any of the Collateral, nor enter into any contract or agreement to do so.

                 (i) Debtor shall not take or permit any action that may impair the Collateral or Secured Party's security interest therein, and shall not permit any of the Collateral to be used in violation of any statute or regulation or ordinance. Without limiting the foregoing, Debtor will not compromise, release, surrender or waive any rights of any nature whatsoever in respect of any of the Collateral without Secured Party's prior written consent, which Secured Party may grant or withhold in its sole discretion.

                 (j) Debtor shall pay when due all taxes or other governmental charges whatsoever levied against the Collateral and all assessments (including stock assessments) upon the Collateral, and Debtor shall pay any tax which may be levied on or assessed against any Loan Document or the Obligations.

                 (k) Debtor shall pay on demand all filing fees and similar charges and all costs incurred by Secured Party in collecting or securing or attempting to collect or secure any Obligations, including the expenses and reasonable fees of Secured Party's legal counsel, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. Debtor agrees to indemnify and hold Secured Party harmless on demand against all expenses, losses, consequences or damages incurred or suffered by Secured Party arising from or relating to any claim, demand, action or proceeding brought by any person(s) whomsoever in connection with or relating to the Collateral, the Obligations, this Agreement or any other Loan Document (including without limitation any court costs and the expenses and reasonable fees of Secured Party's legal counsel), except to the extent that a court of competent jurisdiction shall hold the same to be the result of Secured Party's own gross negligence or willful misconduct. Debtor shall pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or Florida franchise or income taxes based on the net income of Secured Party) which may now or hereafter apply to the Collateral, the Obligations or this Agreement or any other


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         Loan Document, and Debtor agrees to indemnify and hold Secured Party harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. Debtor shall pay on demand, and indemnify and hold Secured Party harmless against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Collateral, the Obligations or the Loan Documents by the laws or governmental authorities of any jurisdiction other than the State of Florida or the United States of America. All sums payable by Debtor under this subparagraph are and shall be secured by the Collateral.

                 (l) If so requested by Secured Party at any time (whether before or after the occurrence of an Event of Default), Debtor shall immediately: (i) to the extent not previously delivered to Secured Party in compliance with the terms hereof, deliver to Secured Party any and all Instruments, Securities, notes, drafts and acceptances included in the Collateral at the time and place and manner specified by Secured Party, together with any endorsements, stock powers in blank and assignments requested by Secured Party for their transfer to Secured Party or to any other person selected by Secured Party (provided that such person shall also be bound by the provisions of Section 6 hereof), all in form and substance satisfactory to Secured Party; and (ii) execute, deliver and file any and all financing statements, continuation statements, mortgages, agreements, notices, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, proxies, certificates, deeds or other papers and/or perform any act which Secured Party may deem necessary or appropriate to create, perfect, preserve, validate or otherwise protect Secured Party's security interest in the Collateral or to enable Secured Party from time to time to exercise and enforce Secured Party's rights under this Agreement or any other Loan Document.

                 (m) Debtor shall deliver to Secured Party a satisfactory annual financial statement and supporting documentation, certified by Debtor, for Debtor and for each other Obligor within thirty (30) days after the end of their respective fiscal years, as well as the annual Federal and State tax returns for such parties within thirty (30) days of their respective filings. Debtor shall also promptly deliver any other information reasonably requested by Secured Party from time to time regarding the respective financial conditions or business operations of Debtor, any other Obligor or any issuer of Securities pledged and assigned hereunder. All financial statements of the Obligors previously delivered to Secured Party fairly present the correct respective financial conditions of the Obligors as of their respective dates, and the

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         foregoing shall be true with respect to all financial statements of the Obligors delivered to Secured Party hereafter.

                 (n) To the best of Debtor's knowledge after due inquiry and investigation, there is no fact that the Obligors have not disclosed to Secured Party in writing that could materially adversely affect their respective properties, businesses or financial condition, or any Collateral. Unless such disclosure would result in exposure to civil or criminal liability and/or penalty, as confirmed by legal opinion, in form, substance and issued by a law firm reasonably acceptable to Secured Party, Debtor shall promptly notify Secured Party in writing if any event shall occur or become known to Debtor which has or could have any such materially adverse effect with respect to any Obligor or any issuer of Securities pledged and assigned hereunder, or which changes the truth or correctness of any representation or warranty in any Loan Document, or which affects the value of, or any rights incidental to, any Collateral or the ability of Debtor or Secured Party to dispose of the same (including without limitation the levy of any legal process or the filing of any lien against the Collateral or the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise).

                 (o) The Obligors have duly obtained all permits, licenses, approvals and consents from, and made all filings with, any governmental authority (and the same have not lapsed nor been rescinded or revoked) which are necessary in connection with the execution or delivery or enforcement of any Loan Document or the performance of any Obligor's obligations thereunder.

                 (p) Except for those specifically listed in Exhibit "A" attached hereto and made a part hereof, there are no actions, suits or proceedings pending or threatened against or affecting any Obligor or any Collateral before any court of law or equity or any tribunal, administrative board or governmental authority, and no Obligor is in default under any other indebtedness or with respect to any order, writ, injunction, decree, judgment or demand of any court or any governmental authority; provided, however, that the foregoing representation shall not be deemed violated on account of the existence of any pending or threatened actions, suits or proceedings against Debtor (i) which are fully covered (except for reasonable and customary deductibles) by existing insurance coverage issued by a sufficiently solvent and responsible company or companies, in sufficient amounts, or (ii) the outcome of which could not otherwise materially and adversely affect the Debtor's financial condition, the


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         Debtor's ability to repay the Obligations and/or the value of the
         Collateral.

                 (q) The execution and delivery of this Agreement and all other Loan Documents do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any Obligor, nor (ii) result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which any Obligor is a party or by which any of them or their respective properties may be bound or affected. This Agreement and each Loan Document constitutes the legal, valid and binding obligation of the Obligor(s) obligated thereby, and is enforceable against such Obligor(s) in accordance with its terms.

                 (r) No extension of credit secured hereby is being used to purchase or carry any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that purpose. The information set forth on Federal Reserve Form U-1, furnished to Secured Party by Debtor, is true and complete in all material respects. No amount borrowed from Secured Party will be used for any purchase which violates or which is inconsistent with the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System.

                 (s) The securities into which the Collateral is convertible have sufficient market value to provide an initial Obligations to market value ratio of 50% based upon the applicable stock closing prices on December 21, 1992, to Secured Party's satisfaction.

                 (t) Each extension of credit secured hereby is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System, because Debtor is a person fully excluded therefrom, and/or because said extension of credit is only for business or commercial purposes of Debtor and the proceeds thereof are not being used for personal, family, household or agricultural purposes.

                 (u) If Debtor, in his capacity as owner of the Collateral, shall receive from any issuer, broker, custodian, clearing corporation or other person, any written notice or communication (including, without limitation, any proxy solicitation, purchase offer, notice of any stockholders' meetings or annual report) with respect to any Collateral, Debtor shall immediately notify Secured Party of such notice or communication and, if the same shall be in writing, shall provide to Secured Party a true and correct copy thereof.

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                 (v)      Debtor shall at all times, unless Secured Party shall
         have otherwise instructed in writing, at Debtor's own expense and to the fullest extent permitted by law, exercise all voting rights in respect of any Securities pledged and assigned hereunder, and all other rights afforded to it by contract or by law, to actively oppose and prevent: (i) the issuance by the issuer of such Securities or additional Securities which might reduce or otherwise adversely affect the voting power or liquidation or other rights of Securities pledged and assigned hereunder; (ii) any modification or amendment to the organic documents of any issuer of Securities pledged and assigned hereunder; (iii) any liquidation, winding-up, dissolution or termination of existence of any such issuer; and (iv) any merger, consolidation, reorganization, recapitalization, or acquisition by or of any such issuer.

                 (w) At all times while this Agreement is in effect, (i) there shall be no effective restriction upon the convertibility, at any time or from time to time, of any share of Class B Common Stock which constitutes the Collateral into shares of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class B Common Stock, and (ii) all of the shares of Class A Common Stock into which the shares of Class B Common Stock held as Collateral under the Loan is convertible shall be either (A) (1) registered under the Securities Act of 1933, as amended (the "1933 Act"), and all applicable state securities laws under which securities listed on a national security exchange are exempt from registration, pursuant to a valid and effective registration statement, and (2) listed for trading on each national securities exchange on which the Class A Common Stock of the issuer is listed, or (B) otherwise freely transferable under applicable federal and state securities laws, free from any and all transfer restrictions or limitations under such laws, excepting only the "amount" limitations set forth in Section (e)(2) of Rule 144 of the General Rules and Regulations under the 1933 Act. Debtor shall not propose, vote in favor of or consent to any transaction which would cause or result in a breach of the foregoing representation.

                 (x) Prior to the funding of any amounts evidenced by the Note, counsel to Debtor approved by Secured Party shall have issued a legal opinion addressed to and in form and substance satisfactory to Secured Party, as to such corporate, securities, execution, delivery, enforceability and other matters as may be required by Secured Party.

                 (y) On the date hereof or within forty-five (45) days following the date hereof, all of the stock constituting the Collateral shall be registered under the 1933 Act in a manner satisfactory to Secured Party.


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                 (z)      If this Agreement is first executed by Debtor's
         attorney-in-fact, it shall be reconfirmed and/or reexecuted by Debtor as required by Secured Party within thirty (30) days following the date hereof.

         5. RIGHTS OF SECURED PARTY. Debtor agrees with and for the benefit of Secured Party that:

                 (a) If at any time the ratio (the "Ratio") of the total debt (i.e., the then outstanding amount of the Obligations and accrued interest thereon) to Collateral market value (based upon the closing prices of all applicable shares into which the Collateral is convertible on any trading day, as determined by Secured Party in good faith) should rise to 66.67%, then on demand by Secured Party (made either orally or in writing, and referred to below as the "Notice") Debtor shall either (i) reduce the outstanding amount of the Obligations so that the Ratio is reduced to 50%, or (ii) pledge, assign and deliver to Secured Party additional Securities or other collateral acceptable to Secured Party sufficient to increase the Collateral so that the Ratio is so adjusted (with either of such actions being referred to below as a "Curative Action"). All such additional Securities or other Collateral so delivered to Secured Party from time to time shall thereupon become a part of the Collateral and subject to the provisions of this Agreement. Unless Debtor has theretofore fully accomplished a Curative Action, Secured Party is authorized (but is not obligated) to sell all or any part of the Collateral whenever Secured Party considers such sale necessary for Secured Party's protection, and any such sale shall be made in accordance with this Agreement and applicable law, provided that Secured Party shall not exercise any of such rights until five (5) days after delivery of the Notice.

                 (b) At any time and in its sole discretion, Secured Party is authorized to transfer to and/or register with the issuer or its transfer agent in the name of Secured Party or its nominee(s) any Securities included in the Collateral, without notice to Debtor and without disclosing (by annotation on the Securities or otherwise) that Secured Party or its nominee(s) is a pledgee and assignee. Debtor hereby grants Secured Party an irrevocable proxy, coupled with an interest, to vote all Securities pledged and assigned hereunder, such proxy to remain effective as long as any Obligations shall remain outstanding, and irrevocably agrees that in determining whether this proxy remains in effect, any issuer of any such Securities shall rely (and shall have no responsibility to Debtor for relying) solely on Secured Party's statement as to whether any Obligations then remain outstanding, irrespective of any assertion to the contrary by Debtor or any other person. Pursuant to this proxy, Secured Party or its

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

         nominee(s) may, without notice to Debtor, exercise all voting and corporate rights at any meeting of the issuer of any such Securities and may exercise any and all rights of conversion, exchange, subscription, receipt of cash tenders, or any other rights, privileges or options pertaining to such Securities as if Secured Party were the absolute owner thereof, including without limitation the right to exchange the same for other Securities or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer or upon the exercise by such issuer or Secured Party of any right, privilege or option pertaining to such Securities, and in connection therewith, Secured Party may deposit and deliver any such Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine, all without liability except to account for property actually received by Secured Party; provided, however, that as long as no Event of Default shall have occurred and be continuing, Debtor may, subject to the other provisions of this Agreement continue to exercise the rights referred to in this and the immediately preceding sentence in respect of Securities pledged and assigned hereunder.

                 (c) Secured Party shall have the right (but not the obligation) at its option to discharge or pay any taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or Debtor, to pay for insurance on the Collateral, to pay for the preservation or protection of the Collateral, and/or to advance monies for any other reason or purpose permitted under any Loan Document. Any amount so paid or advanced by Secured Party shall be secured by the Collateral and shall be repayable by Debtor on demand.

                 (d) Secured Party may sign and file financing statements, security agreements, recording instruments or other documents or amendments thereto with respect to the Collateral or any portion thereof without the signature of Debtor, all at Debtor's sole expense, in the event Debtor fails to do so within five (5) days following Secured Party's request therefor, and Debtor shall reimburse Secured Party on demand for any costs advanced or incurred by Secured Party in connection therewith. At Secured Party's option, a carbon, photographic or other reproduction of this Agreement (or of any financing statement executed by Debtor) shall be sufficient as a financing statement. Secured Party may unilaterally correct patent errors or omissions in this Agreement, financing statement or any other Loan Document.

                 (e) Secured Party is hereby irrevocably appointed the attorney-in-fact of Debtor, which appointment is coupled with an interest, with full power of substitution, on behalf of


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

         Debtor to perform all acts, and to execute and deliver all endorsements, notices, instruments of assignment and transfer, deeds, releases, bills of sale or other writings whatsoever which Secured Party deems appropriate to protect and preserve the Collateral and to perfect and maintain and, if an Event of Default exists, realize upon Secured Party's security interest and rights in the Collateral. If so requested by Secured Party or by any other person, Debtor shall ratify and confirm the acts of Secured Party (and/or any substitute) as Debtor's attorney-in-fact.

                 (f) Secured Party may take control of any Proceeds of Collateral at any time and, if an Event of Default exists, may at its option apply any cash Proceeds of the Collateral (including without limitation any insurance proceeds or amounts payable in any lawsuit on account of the Collateral) to the payment of the Obligations, whether or not matured, in any manner deemed appropriate by Secured Party, or return such cash Proceeds to Debtor for use in the operation of Debtor's business, provided that dividends shall be excluded from Proceeds, for this purpose, as long as no Event of Default exists.

                 (g) Secured Party shall not be obligated to do any of the acts authorized in this Agreement or any other Loan Document, but if Secured Party elects to do so then Secured Party shall not be responsible or liable to Debtor therefor (or for any consequences of such acts) except to the extent that a court of competent jurisdiction holds that Secured Party acted with gross negligence or willful misconduct.

         6. DUTY OF CARE. Secured Party shall have the right (but not the obligation) at any time to take any action Secured Party deems appropriate in its sole discretion for the protection or preservation of any Collateral in its possession or control. Secured Party shall exercise reasonable care with respect to Collateral in its custody only to the extent required by applicable law. Secured Party shall be deemed to have used reasonable care if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, or if Secured Party takes such action for that purpose as Debtor may reasonably request in writing. No omission to do any act not requested by Debtor shall be deemed a failure to exercise reasonable care, and no omission to comply with any request of Debtor shall of itself be deemed a failure to exercise reasonable care. Secured Party is not responsible for any injury or loss to the Collateral or any part thereof arising from Act of God, robbery, fire, flood, fraud or any other cause whatsoever beyond the control of Secured Party, and Secured Party shall not be liable for any negligent act or default of any of its collecting agents or correspondents. Secured Party shall not be required to examine or inquire into the validity of any Collateral subject to this Agreement, or to exchange or collect on any such Collateral, or to take any action necessary to hold any corporation, issuer or other person liable on the Collateral; the Obligors hereby severally waive any obligation of diligence on the part of Secured Party in looking after, preserving or acting with respect to the Collateral or collecting the same.

         7. EVENTS OF DEFAULT. The occurrence of any one or more of the following events, regardless of the cause thereof and whether within or beyond the control of any Obligor, shall constitute an "Event of Default" under this
Agreement:

                 (a) The failure of any Obligor to pay any sum when due under any Loan Document, whether upon maturity or by acceleration, and the expiration of any applicable grace, notice or cure period provided in such Loan Document for that payment;

                 (b) The failure of any Obligor to observe or perform any covenant or agreement in this Agreement or any other Loan Document, or the occurrence of any other default (whether concerned with the payment of money or otherwise) under any Loan Document, and the expiration of any applicable grace, notice or cure period provided in such Loan Document for the cure of that failure or default;

                 (c) The destruction, seizure, confiscation, theft, sale or further voluntary or involuntary encumbrancing of any of the Collateral (excepting the destruction or theft of any Collateral then in the Secured Party's exclusive possession and control);

                 (d) If any levy, attachment, execution, charging order, garnishment or other process shall be issued, or any involuntary lien or encumbrance shall be filed, against any portion of the Collateral, and the same is not discharged and fully removed and released within forty-five (45) days from such issuance or filing (except if Secured Party requires a shorter period if it deems the same necessary to protect the Collateral):

                 (e) With respect to any issuer of Securities pledged and assigned hereunder, if any event shall occur which, in the reasonable judgment of Secured Party, represents or constitutes a material adverse change in the business or financial condition of such issuer;

                 (f) If any representation, warranty, affidavit, certificate or statement made or delivered to Secured Party by any Obligor or on any Obligor's behalf from time to time in connection with the Loan Documents or the Obligations shall prove false, incorrect or misleading in any respect deemed material by Secured Party;

                 (g) The death or legal incapacity of any Obligor who is a natural person, or the dissolution or merger or consolidation or termination of existence of any other Obligor, or the failure or cessation or liquidation of the business of any Obligor, or if the person(s) controlling any Obligor which is a business entity shall take any action authorizing or leading to the same;

                 (h) If any Obligor shall default in the payment of any indebtedness for borrowed money (whether direct or contingent and whether matured or accelerated) to Secured Party, or if any Obligor shall become insolvent or unable to pay such Obligor's debts as they become due;

                 (i) The anticipatory repudiation by any Obligor of any of its obligations under any Loan Document, or any declaration by any Obligor of intention not to perform, any such obligations as and when the same become due;

                 (j) The disposition, transfer or exchange of all or substantially all of any Obligor's assets for less than fair market value; or the entry of any judgment against any Obligor which is not vacated, removed or satisfied within 45 days after its filing (unless the same is then being appealed, in which event there shall be no default hereunder until such judgment is final, unless Secured Party deems the same a risk to the value of the Collateral); or the issuance of any levy, attachment, execution, charging order, garnishment or other process, or the filing of any lien, against any property of any Obligor (and the expiration of any grace period provided in any Loan Document for the discharge or release thereof);

                 (k) If any Obligor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for such Obligor or a substantial part of such Obligor's assets; or if any Obligor shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application shall have been filed or proceeding commenced against any Obligor or if any such custodian, receiver, intervenor or trustee shall have been appointed (provided that, if involuntary, the same shall not constitute a default if terminated, discharged or otherwise rendered void within ninety (90) days from its filing);

                 (l) If any Obligor shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of such Obligor's property with intent to hinder, delay or defraud any of such Obligor's creditors; or if any Obligor shall have made or suffered a transfer of any of such Obligor's properties which are invalid under any bankruptcy, fraudulent conveyance, preference or similar law;

                 (m) The failure to obtain any permit, license, approval or consent from, or to make any filing with, any governmental authority (or the lapse or revocation or rescission thereof once obtained or made) which is necessary in connection with the execution or delivery or enforcement of any Loan Document or the performance of any Obligor's obligations under any Loan Document;

                 (n)      INTENTIONALLY DELETED

                 (o) If any governmental authority (or any person acting or purporting to act under governmental authority) shall take any action to condemn, assume custody or control of, seize or appropriate all or any substantial part of any Obligor's property or to displace the management of such Obligor's business; or

                 (p) In the case of any Obligor then residing or located in any jurisdiction outside the United States, if such jurisdiction shall impose any moratorium or suspension on the repayment of its foreign indebtedness or any substantial portion thereof, or if such jurisdiction shall declare that it is not liable or responsible for or will not honor its foreign indebtedness or any substantial portion thereof.

         8. RIGHTS AND REMEDIES ON DEFAULT. If any of the foregoing Events of Default shall occur, then Secured Party, in its sole discretion and without prior notice to Debtor, may at any time and from time to time during the continuation thereof take any or all of the following actions:

                 (a) declare any or all of the Obligations immediately due and payable;

                 (b) declare Debtor directly indebted and liable to Secured Party as a principal and joint and several debtor with respect to all Obligations for which Debtor has given Debtor's guaranty or acted as surety;

                 (c) declare any or all other liabilities of Debtor to Secured Party, which now exist or which are hereafter created as direct obligations of Debtor to Secured Party, immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind;

                 (d) terminate any obligation which Secured Party may have at that time to make further loans or extensions of credit or other financial accommodations to any Obligor;

                 (e) set off any and all sums owed to Debtor by Secured Party in any capacity (whether or not then due), against the Obligations and/or against any other liabilities of Debtor to Secured Party;

                 (f) foreclose Secured Party's security interest(s) in any or all of the Collateral as provided by law;

                 (g) sell, re-sell, discount or dispose of all or any portion of the Collateral, or endorse, assign and convey the same to any third party;

                 (h) require Debtor to assemble Debtor's books, records, files, papers and other data pertaining to the Collateral and deliver them to Secured Party at Debtor's expense to a place designated by Secured Party;

                 (i) enter the premises of Debtor and take possession of any Collateral not then in Secured Party's possession and any books, records, files and papers pertaining to the Collateral (Debtor hereby waiving and releasing Secured Party to the fullest extent permitted by law from any and all claims which Debtor might otherwise have against Secured Party in connection therewith or arising therefrom); and/or

                 (j) exercise any and all other rights and remedies with respect to the Collateral which Secured Party may enjoy as a secured party under the Loan Documents, the Florida Uniform Commercial Code or any other applicable law.

All rights, remedies and powers granted to Secured Party in this Agreement or in any other Loan Document or by applicable law shall be cumulative and may be exercised singly or concurrently on one or more occasions. No delay in exercising or failure to exercise any of Secured Party's rights or remedies shall constitute a waiver thereof, nor shall any single or partial exercise of any right or remedy by Secured Party preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by Secured Party shall be effective unless made in writing and signed by Secured Party, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing. Debtor shall not be subrogated to any rights of Secured Party against any other party or any Collateral until all sums due to Secured Party under the Obligations shall have been paid in full, and if any of the Obligations shall remain unpaid after the exercise of any or all of Secured Party's rights and remedies, then Debtor shall remain liable for such deficiency.

       9. SALE OF THE COLLATERAL. With respect to any sale or disposition of any of the Collateral, whether made under the power of sale in this Agreement, under any applicable provisions of the

Florida Uniform Commercial Code or other applicable law, or under judgment or order or decree in any judicial proceeding for the foreclosure of Secured Party's security interest or involving the enforcement of this Agreement:

                 (a) The Collateral may be sold, resold, assigned or delivered in one or more parcels, at the same or at different times, at public or private sale or at any broker's board or on any securities exchange, for cash or on credit or for other property, for immediate or future delivery, and at such price(s) and on such terms as Secured Party may determine in its sole discretion, so long as such disposition is commercially reasonable. Without precluding any other methods of sale, the sale of the Collateral shall be deemed made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks or other financial institutions when disposing of similar property.

                 (b) Debtor hereby waives any and all demand, advertisement or notice (except as required by law), and any notification required by law with respect to the time and place of such sale or disposition shall be deemed reasonable if given at least five (5) days before the time thereof, but notice given in any other reasonable manner shall also be sufficient. In the case of any sale at a broker's board or on a securities exchange, the notice shall identify the board or exchange at which such sale is to be made and the day on which the Collateral (or a portion thereof) will first be offered for sale. Any public sale of any of the Collateral shall be held at such time or times within ordinary business hours at such place or places as Secured Party may state in the notice or publication (if any) of such sale.

                 (c) Secured Party shall not be obligated to sell any of the Collateral if it determines not to do so, notwithstanding that notice of a sale of such Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made, without further notice, at the time and place identified in such announcement. In case of any sale of all or any part of the Collateral on credit or for future delivery, Secured Party may retain the Collateral sold until the sales price is paid by the purchaser(s) thereof, but Secured Party shall not incur any liability if any such purchaser shall fail to take up and pay for the Collateral so sold, in which case such Collateral may again be sold upon like notice.

                 (d) Debtor understands that applicable laws restricting and imposing requirements on the sales of securities to the general public (the "Securities Laws") may affect the disposition of any Securities and that Secured Party's concern that its sale or disposition of any such Securities be in compliance with the Securities Laws may very strictly limit Secured Party's course of conduct in disposing or attempting to dispose of all or any part of such Securities, and may also limit the extent to which or the manner in which any subsequent transferee may dispose of the same. Consequently, Debtor agrees that Secured Party may, in selling or disposing of any such Securities proceed in such manner and under such circumstances as it may deem necessary or advisable to assure compliance with the Securities Laws. Without limiting the generality of the foregoing, Secured Party may, in its sole and absolute discretion: (i) sell privately any such Securities notwithstanding that such Securities may be qualified or registered for sale to the general public; (ii) approach and negotiate with a restricted number of potential purchasers to effect such sale; and (iii) restrict such sale to purchasers as to their number, nature of business and investment intention (including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of Secured Party that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Securities or part thereof), it being understood that Secured Party may require Debtor, and Debtor hereby agrees upon the written request of Secured Party to cause: (a) a legend or legends to be placed on the certificates or Instruments to be delivered to such purchasers to the effect that the Securities represented thereby have not been registered under the Securities Laws and setting forth or referring to restrictions on the transferability of such Securities; (b) the issuance of stock transfer instructions to the issuer's transfer agent, if any, with respect to such Securities, or, if the issuer transfers its own securities, a notation in the appropriate records of such issuer; and (c) to be delivered to the purchasers a signed acknowledgment of the issuer of such Securities that, as concerns such Securities, such purchasers shall be entitled to the rights of Debtor by virtue of their purchase of such Securities from Secured Party. In the event of any such sale, Debtor does hereby consent and agree that Secured Party shall incur no responsibility or liability for selling all or any part of the Securities pledged and assigned hereunder at a price which Secured Party, in its sole and absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a higher price might be realized if the sale were public, or the fact that the price obtained for such Securities is less than the public market price for such Securities at the time of sale, or Secured Party accepts the first offer received, does not approach more than one possible purchaser in connection with a private sale, or limits those who may bid at a public auction.

                 (e) Debtor agrees, if requested by Secured Party, at Debtor's sole expense to, and to cause any issuer(s) of Securities pledged and assigned hereunder to, take such actions, render such assistance and prepare, distribute and/or file such documents as Secured Party or its legal counsel may request in connection with the private or public sale of such Securities. Debtor agrees to indemnify and hold harmless Secured Party and any underwriter against all loss, liability, expenses or claims (including the reasonable cost of any investigation) which any of them may incur in connection with the sale of such Securities to the extent that such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any registration statement, prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent due to the gross negligence or willful misconduct of Secured Party or any such underwriter. At Debtor's sole expense, Debtor shall qualify, file or register, or cause to be qualified, filed or registered, such Securities under the Blue Sky laws or other Securities Laws of such jurisdictions as Secured Party may request, and keep all such qualifications, filings and registrations effective for as long as Secured Party shall reasonably request. Debtor will keep Secured Party advised in writing as to the progress of each such registration, qualification or filing, and will furnish, or cause to be furnished to Secured Party, at Debtor's expense, such number of prospectuses, offering circulars and registration statements as Secured Party may from time to time request.

                 (f) Secured Party may, to the fullest extent permitted by applicable law, bid for and purchase the Collateral in a commercially reasonable manner, and upon compliance with the terms of sale may hold, retain and possess and dispose of the same in its own absolute right without further accountability. Secured Party may credit all or any part of the Obligations against the purchase price(s) so bid, and may deliver any notes or instruments evidencing any of the Obligations in payment of such purchase price(s); if the amounts then owing under any such notes or instruments exceed such purchase price(s), then the same shall be returned to Secured Party after due notation of the partial discharge thereof.

                 (g) Upon consummation of any sale, Secured Party shall have the right to assign, transfer, endorse, convey and deliver to the respective purchaser(s) the Collateral or portion thereof so sold. Secured Party is hereby irrevocably appointed Debtor's true and lawful attorney-in-fact (which appointment is coupled with an interest) in Debtor's name and stead, with power of substitution, to make all necessary bills of sale, endorsements and instruments of assignment and transfer of the Collateral thus sold, and for such other purposes as Secured Party may deem necessary or desirable to effectuate the provisions of this Agreement or any other Loan Document. If so requested by Secured Party or by any other person, Debtor shall ratify and confirm the acts of Secured Party (and/or any substitute) as Debtor's attorney-in-fact.

                 (h) Such sale shall divest all right, title, interest, equity, redemption, claim and demand whatsoever of Debtor in and to the Collateral sold and shall be a perpetual bar both at law and in equity against Debtor and Debtor's successors and assigns, and against any and all persons claiming or who may claim all or any part of the Collateral from, through or under any of them.

                 (i) A receipt given by Secured Party (or its designated agent) shall be a sufficient discharge to the purchaser(s) at such sale for his or their purchase money, and none of them shall, after such payment and receipt, be obliged to see to the application of such purchase money or be answerable for any loss, misapplication or non-application thereof.

                 (j) To the extent that Debtor may lawfully do so, Debtor agrees not at any time nor in any manner to insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, or any law permitting Debtor to direct the order in which all or any part of the Collateral shall be sold, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement; Debtor hereby expressly waives to the fullest extent permitted by law all benefit or advantage of any such laws now or at any time hereafter in force and hereby covenants not to hinder, delay or impede the execution of any power granted or delegated to Secured Party in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force.

                 (k) Secured Party shall have no obligation whatsoever to resort first to any other security which Secured Party may hold for the Obligations. Secured Party shall not incur any liability to Debtor as a result of the sale of any Collateral at any private sale conducted in a commercially reasonable manner, or as a result of any failure to sell or offer for sale any Collateral for any reason whatsoever or to exercise any other right, privilege, option or power to the fullest extent permitted by law granted to Secured Party hereunder. Debtor hereby waives to the fullest extent permitted by law any claims against Secured Party arising with respect to any decrease in the market value of any Collateral during the period held for sale, or arising by reason of the fact that the price at which the Collateral may have been sold was less than the price that might have been obtained had the sale been otherwise effected, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

                 (l) A written agreement to sell any Collateral, which agreement Secured Party in good faith deems itself bound to perform, shall be treated as a sale of such Collateral and Secured Party shall be free to carry out such agreement. If such an agreement is then effective, Debtor shall not be entitled to the return of any Collateral subject thereto, even if after the date of such agreement all Events of Default shall have been cured or the Obligations shall have been fully paid and performed.

                 (m) After deducting all costs and expenses of every kind for taking, retaking, care, safekeeping, collecting, holding, preparing for sale, selling, delivering and the like (including legal costs, insurance, commission for sale, and reasonable attorney's fees) and all other charges against the Collateral, Secured Party shall apply the residue of the proceeds of any such sale or other disposition against any and all amounts remaining unpaid under the Obligations, all in such order of priority as Secured Party may determine in its sole discretion. Debtor shall remain liable for any deficiency remaining after such application, and any surplus shall be returned to Debtor.

         10. WAIVER OF RIGHTS. To the fullest extent permitted by law, Debtor hereby waives notice, demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Debtor liable with respect to the Obligations. Debtor hereby consents and agrees that, at any time and from time to time without notice to Debtor, Secured Party and any other Obligor or the owner(s) of any collateral or security given for the Obligations may agree to renew, extend, compromise, discharge or release the Obligations in whole or in part, and/or to release, increase, change, substitute or exchange all or any part of such collateral or security, or to modify the terms of the Obligations in any other way that Secured Party and such person(s) may deem appropriate; no such renewal, extension, compromise, discharge, release, increase, change, substitution, exchange or modification shall release or affect in any way the liability of Debtor or Secured Party's rights against the Collateral, and Debtor hereby waives any and all defenses and claims whatsoever based thereon. Until Secured Party receives all sums due with respect to the Obligations in immediately available funds, Debtor shall not be released from liability unless Secured Party expressly releases Debtor in a writing signed by Secured Party, and Secured Party's release of any other Obligor(s) shall not release Debtor with respect to the Obligations.

         11. ACTIONS OR PROCEEDINGS. With respect to any legal action or proceeding arising under this Agreement or any other Loan Document or concerning the Obligations and/or the Collateral, Debtor to the fullest extent permitted by law: (a) submits to the jurisdiction of the state and federal courts in the State of Florida; (b) agrees that the venue of any such action or proceeding may be laid in Broward County (in addition to any county in which any of the Collateral is located) and waives any claim that the same is an inconvenient forum; (c) stipulates that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in Secured Party's records for Debtor, and that any process so served shall be effective ten days after mailing; (d) waives any right to immunity from any such action or proceeding and waive any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (e) waives trial by jury; and (f) waives any right to interpose any set-off or counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waives all statutory provisions and requirements for the benefit of Debtor, now or hereafter in force. No provision of this Agreement shall limit Secured Party's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

         12. NOTICES. Except as otherwise provided in this Agreement for service of legal process, any notice to Debtor shall be in writing and shall be deemed sufficiently made if delivered personally or if transmitted by postage prepaid first class mail (airmail if international) or by telegraph or by telex with confirmed answerback, to the address appearing on the signature page of this Agreement for Debtor (or, if none appears, to any address for Debtor then registered in Secured Party's records). Any notice to Secured Party shall be directed to the attention of a vice-president or higher ranking officer of Secured Party and shall be made in writing in the foregoing manner and shall be deemed sufficient when received by Secured Party at the following address:
Private Banking, One Financial Plaza, P.O. Box 5367, Ft. Lauderdale, Florida 33340-5367. Any party may change its address for notice by giving written notice of the change in accordance with this paragraph.

         13. INTEREST. All Obligations of Debtor to Secured Party arising under this Agreement shall bear interest, from the date when due until paid in full, at the highest rate then permitted by applicable law, or if no such highest rate shall then apply, at the highest rate permitted by applicable law as in effect on the date hereof, or if no such rate currently applies, at 25% per annum. All such interest is and shall be secured by the Collateral. Notwithstanding any contrary provision of any Loan Document, in no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by Secured Party as consideration for the Obligations exceed the limits (if any) imposed or provided by the law applicable from time to time to the Obligations for the use or detention of money or for forbearance in seeking its collection; Secured Party hereby waives any right to demand such excess. In the event that the interest provisions of any Loan Document or any exactions required thereunder shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Secured Party in excess of those lawfully collectible as interest shall be applied against the principal of the Obligations immediately upon Secured Party's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Secured Party had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that any of the Obligations bear interest at the maximum lawful rate (whether by application of this paragraph or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

         14. EXCHANGE RATE. If for the purposes of obtaining judgment against any Obligor in any court it becomes necessary to convert a sum due under any Loan Document in U.S. dollars into another currency, then the rate of exchange used shall be that at which Secured Party could purchase U.S. dollars with the other currency in accordance with normal banking procedures on the business day preceding the day on which final judgment is obtained. Notwithstanding any judgment in such other currency, the Obligations shall be discharged only to the extent that (i) Secured Party can purchase U.S. dollars with the other currency in accordance with normal banking procedures on the business day following Secured Party's receipt of any such sum adjudged to be due in the other currency, and (ii) Secured Party can remit the purchased U.S. dollars to its office at its address for notices under this Agreement. If the U.S. dollars so purchased and remitted are less than the sum owing to Secured Party in U.S. dollars before the judgment, then Debtor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Secured Party on demand against such loss; if the U.S. dollars so purchased and remitted exceed the sum owing to Secured Party in U.S. dollars before the judgment, such excess shall be remitted to the Obligor(s) from whom Secured Party collected such other currency.

         15. BINDING EFFECT: ASSIGNABILITY. The terms of this Agreement shall inure to the benefit of Secured Party and its successors and assigns and shall be binding upon Debtor and Debtor's executors, personal representatives, heirs and permitted successors and assigns. Without the consent of Debtor, Secured Party from time to time may rehypothecate any or all Collateral held by Secured Party, may grant participations in all or any portion of the Obligations, and/or may transfer or assign this Agreement or any of Secured Party's rights hereunder in whole or in part to any person whomsoever and may act on behalf or as the agent of any such person in enforcing this Agreement. To the extent of such transfer or assignment, any such transferee or assignee shall have all the rights of Secured Party hereunder and Secured Party shall be thereafter relieved from any liability with respect to any Collateral so assigned or transferred. In connection with any of the foregoing, Secured Party may disclose any and all information held by or known to Secured Party at any time with respect to Debtor, the Collateral or the issuer of any Securities pledged and assigned hereunder. Without the prior written consent of Secured Party (which it may grant or withhold in its sole discretion), Debtor shall not assign this Agreement nor delegate any of Debtor's duties hereunder.

         16. TERM. This Agreement shall take effect when signed by Debtor and delivered to Secured Party. This Agreement is a continuing agreement and shall remain in full force and effect until all the Obligations shall have been paid in full, unless earlier terminated by Secured Party in writing. After termination of this Agreement and the full payment of the Obligations, Secured Party shall turn over to Debtor any Proceeds of the Collateral received or held by Secured Party and shall reassign the Collateral to Debtor without recourse to Secured Party and without any representation or warranty or agreement of any kind on the part of Secured Party.

         17. INTERPRETATION. If this Agreement is signed by more than one person, then the term "Debtor" as used in this Agreement shall refer to all such persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Agreement are made by and shall be binding upon each and every undersigned person, jointly and severally. Whenever used in this Agreement, the term "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof. Whenever used in this Agreement, the terms "written" or "in writing" mean any form of written communication and any communication by means of telex, telecopier device, telegraph or cable. Any reference in this Agreement to a sum expressed in dollars or with the symbol "U.S. $" or "$" means the lawful currency of the United States of America, unless such reference expressly identifies another dollar-denominated currency. Captions and paragraph headings contained in this Agreement are for convenience only and shall not affect its interpretation. Whenever used in this Agreement and unless the context otherwise requires, words in the plural include the singular, words in the singular include the plural, and pronouns of any gender include the other genders.

         18. MISCELLANEOUS. Time is of the essence with respect to the provisions of this Agreement. This Agreement may be amended but only by an instrument in writing executed by the party to be burdened thereby. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent that Debtor may lawfully waive any law that would otherwise invalidate any provision of this Agreement, Debtor hereby waives the same, to the end that this Agreement shall be valid and binding and enforceable against Debtor in accordance with all its terms. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, except that federal law shall govern to the extent that it may permit Secured Party to charge, from time to time, interest on the Obligations at a rate higher than may be permissible under Florida law.

         19. FIDUCIARY OBLIGATIONS. Notwithstanding anything to the contrary contained in this Agreement, Debtor shall not be deemed in default with respect to any disclosure requirements or restrictions hereunder on account of Debtor's refraining from disclosure of certain non-public matters which are disclosed to him in his capacity as a director and/or officer of the issuer of the Collateral and/or taking of any action or omitting to take any action in his capacity as such director and/or officer if, in Debtor's good faith and reasonable judgment, the same would violate Debtor's fiduciary obligations and responsibilities in his capacity as a director and/or officer of the issuer of the Collateral, although the same shall otherwise be fully binding upon Debtor in his individual capacity as the owner and holder of such Collateral.

         SEE ATTACHED RULE 144 ADDENDUM, WHICH FORMS A PART HEREOF

         WITNESS THE DUE EXECUTION HEREOF by Debtor as of the 18th day of December, 1992.

WITNESSES:                                 DEBTOR:


         EARL C. SHANKS                    WILLIAM F. FARLEY
         ------------------------          -------------------------------
Name:    EARL C. SHANKS                    WILLIAM F. FARLEY


                                           Address of Debtor:
         JOYCE A. PRIUITT
         ------------------------          233 South Wacker Drive
Name:    JOYCE A. PRIUITT                  Chicago, Illinois 60606

STATE OF ILLINOIS)
                 ) SS:
COUNTY OF COOK   )

    The foregoing instrument was sworn to, subscribed and acknowledged before me this 26th day of January, 1993, by William F. Farley.

                                      Tsuneko Nakagawa
                                      --------------------------------
My Commission Expires:                Notary Public, State of Illinois

  "OFFICIAL SEAL"
TSUNEKO NAKAGAWA
Notary Public,      Illinois          [NOTARIAL SEAL]
My Commission Expires: 1-28-94

                                  EXHIBIT "A"
                         ACTIONS, SUITS AND PROCEEDINGS

                                      None

                RULE 144 ADDENDUM TO GENERAL SECURITY AGREEMENT

(1) Current Information: Rule 144

         In order that NationsBank of Florida, N.A. ("Secured Party") shall have the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and any other rule or regulation of the Securities and Exchange Commission (the "Commission") that may at any time permit Secured Party to sell the Securities listed in paragraph 3 below (the "Rule 144 Securities"), or any part thereof, to the public without registration, the undersigned ("Debtor") agrees to use its best efforts to cause the issuer or issuers of the Rule 144 Securities to:

         (a) Make and keep available, at all times subsequent to the date hereof, current public information about such issuer sufficient to satisfy the requirements of paragraph (c) of Rule 144, including, during any period that such issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), making available current public information concerning such issuer which satisfies the requirements of clauses
(1) to (14) inclusive, and clause (16) of paragraph (a)(4) of Rule 15c2-11 under the Exchange Act, or such other current public information in lieu of periodic reports under the Exchange Act as may be required under Rule 144 or any other regulation permitting the sale of the Rule 144 Securities, or any part thereof, without registration under the Act;

         (b) After registering any offering of securities of such issuer under the Act or after registration of a class of securities of such issuer under the Exchange Act, file with the Commission in a timely manner all reports and other documents required of such issuer under the Act and Exchange Act; and

         (c) Furnish to Secured Party upon request, so long as any Rule 144 Securities are pledged and assigned to Secured Party, (i) a written statement by the issuer of such Securities that it has complied with the reporting requirement of Rule 144, and of the Act and the Exchange Act (at any time that it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of such issuer, and (iii) such other reports and documents prepared and/or filed by such issuer as may be reasonably requested by Secured Party in order to allow Secured Party to avail itself of any rule or regulation of the Commission permitting the sale of the Rule 144 Securities, or any part thereof, without registration under the Act.

(2)      Short Sales, Puts or Other Options to Sell Rule 144 Securities.

         Debtor agrees that at no time during the period that any Rule 144 Securities are pledged and assigned to Secured Party as part of the Collateral will Debtor have any short position in, or any put or other option to dispose of (i) any securities of issuers of such Rule 144 Securities or (ii) any securities convertible into such Rule 144 Securities.

(3)      Applicability.

         This Addendum supplements and forms part of that certain General Security Agreement dated December 18, 1992 from Debtor to Secured Party, as concerns the Rule 144 Securities pledged and assigned to Secured Party pursuant to said Agreement and this Addendum which are listed in Exhibit "A" attached hereto and made a part hereof.

         IN WITNESS WHEREOF, Debtor has executed this Addendum this 30th day of December, 1992.

WITNESSES:                                 NAME:


         EARL C. SHANKS                    WILLIAM F. FARLEY
         ------------------------          -------------------------------
Name:    EARL C. SHANKS                    WILLIAM F. FARLEY


         JOYCE A. PRIUITT
         ------------------------
Name:    JOYCE A. PRIUITT

                                  EXHIBIT "A"

                          LIST OF RULE 144 SECURITIES

         [Here list all Securities forming all or any portion of the Collateral if (i) Debtor may be deemed to control the issuer or (ii) the certificates evidencing the same bear a restrictive legend]



                                      A-1